Exhibit (g)(4)

                        NOVATION AND AMENDMENT AGREEMENT

      Reference is hereby made a Custodian Agreement dated as of September 14, 2009 (the "Custodian Agreement") by and between the funds party thereto (each, the "Fund" and collectively, the "Funds") and Brown Brothers Harriman &Co. ("BBH") as amended from time to time.

                              W I T N E S S E T H:

      WHEREAS, pursuant to the terms and conditions of the Custodian Agreement BBH provides certain custodial services to the Funds;

      WHEREAS, AllianceBernstein Cap Fund, Inc. ("AB Capital Fund") on behalf of its series AllianceBernstein Select US Equity Portfolio ("Select Portfolio") and AllianceBernstein Bond Fund, Inc. ("AB Bond Fund") on behalf of its series AllianceBernstein International Bond Portfolio ("Bond Portfolio"), wish to engage BBH to provide the same custodial services under the Custodian Agreement to the Select Portfolio and Bond Portfolio (the Select Portfolio and the Bond Portfolio collectively referred to as the "Portfolios");

      WHEREAS, AB Cap Fund and AB Bond Fund have requested, and BBH has agreed to permit AB Cap Fund on behalf of the Select Portfolio and the AB Bond Fund on behalf of the Bond Portfolio to become parties to the Custodian Agreement for the purposes of the provision of BBH's custodial services to the Portfolios pursuant to the terms of the Custodian Agreement.

      NOW THEREFORE, BBH, the Funds, AB Cap Fund on behalf of the Select Portfolio and AB Bond Fund on behalf of the Bond Portfolio hereby agree by execution of this Novation and Amendment Agreement that AB Cap Fund on behalf of the Select Portfolio and AB Bond Fund on behalf of the Bond Portfolio shall be joined as parties to the Custodian Agreement, and to amend the Custodian Agreement as follows, as of December 5, 2011:

I.    AMENDMENTS TO THE CUSTODIAN AGREEMENT

1. Appendix A of the Custodian Agreement is hereby deleted and Appendix A attached hereto is substituted therefore.

II.   MISCELLANEOUS

1. As amended hereby, all terms and provisions of the Custodian Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Funds, AB Cap Fund on behalf of the Select Portfolio and AB Bond Fund on behalf of the Bond Portfolio each hereby ratifies and affirms each of the representations and warranties and confirms that each such representation and warranty remains true and correct as of the date hereof.

3. By signing below, AB Cap Fund on behalf of the Select Portfolio and AB Bond Fund on behalf of the Bond Portfolio shall be fully bound by the terms and conditions of the Custodian Agreement, as amended, effective immediately upon execution of this Novation and Amendment Agreement as if AB Cap Fund on behalf of the Select Portfolio and AB Bond Fund on behalf of the Bond Portfolio had been original parties thereto.

4. This Novation and Amendment Agreement shall be governed by such laws as provided in Section 12.4 of the Custodian Agreement. This Novation and Amendment Agreement may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Novation and Amendment Agreement and together with the Agreement, shall represent the entire understanding of the parties hereto.

Brown Brothers Harriman & Co.

By:
   --------------------------------

Name:  Hugh B Bolton
       ----------------------------

Title: Senior Vice President
       ----------------------------

Date:  December 7, 2011
       ----------------------------


Each Fund or Portfolio set forth on Appendix A hereto, severally and not jointly

By:
   --------------------------------

Name:
      -----------------------------

Title:
      -----------------------------

Date:
      -----------------------------

                                   Appendix A
                                     To the
               Custodian Agreement dated as of September 14, 2009

                        Effective Date: December 5, 2011

AllianceBernstein High Income Fund
AllianceBernstein Global Real Estate Investment Fund
AllianceBernstein Global Growth Fund
AllianceBernstein Global High Income Fund
AllianceBernstein International Growth Fund
AllianceBernstein Unconstrained Bond Fund, Inc.
(f/k/a AllianceBernstein Diversified Yield Fund)
AllianceBernstein Greater China '97 Fund
AllianceBernstein Global Bond Fund
The Ibero-America Fund, Inc. (f/k/a The Spain Fund)

AllianceBernstein Cap Fund, Inc. on behalf of the following portfolios:
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AllianceBernstein Emerging Markets Multi-Asset Portfolio
AllianceBernstein Dynamic All Market Fund
AllianceBernstein Dynamic All Market Plus Fund
AllianceBernstein Select US Equity Portfolio

AllianceBernstein Bond Fund, Inc. on behalf of the following portfolio:
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AllianceBernstein International Bond Portfolio